Exhibit 10.1

ADVANCED INHALATION THERAPIES (AIT) LTD.

THE 2013 SHARE OPTION PLAN

1.	NAME

This Option Plan, as amended from time to time, shall be known as the Advanced Inhalation Therapies (AIT) Ltd. 2013 Share Option Plan (the “Option Plan” or the “Plan”).

2.	PURPOSE OF THE OPTION PLAN

2.1	The Option Plan is intended to provide an incentive to retain, in the employ or service or directorship of Advanced Inhalation Therapies (AIT) Ltd. (the “Company”), and its worldwide Related Entities, persons of training, experience, and ability, to attract new employees, directors or consultants whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company pursuant to an Option Plan approved by the Board of Directors of the Company (the “Board”).

2.2	Options granted hereunder to non Israeli Optionees under the Option Plan may or may not contain such terms as will qualify such options as Incentive Stock Options (“ISOs”) within the meaning of Section 422 (b) of the United States Internal Revenue Code of 1986, as amended (the “Code”). Options that do not contain terms that will qualify them as ISOs shall be referred to herein as Non-Qualified Stock Options (“NQSOs”). Each Option Agreement shall state whether such Option will or will not be treated as an ISO. No ISO shall be granted unless such Option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Option Plan shall contain such terms and conditions, consistent with the Option Plan, as the Company may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Option Plan may be modified by the Company to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. Each person granted Options hereunder shall be referred to as an “Optionee”.

2.3	Options granted to Israeli Optionees under the Option Plan may or may not contain such terms as will qualify such options for the special tax treatment under Section 102(b) of the Israeli Tax Ordinance (New Version), 5721-1961, as amended (the “Ordinance”), and the Income Tax Rules (Tax Benefits in Share Issuances to Employees) 5763-2003 (the “Rules”) (“102 Options”).

2.4	Options granted to non Israeli Optionees, excluding American Optionees, shall be granted in accordance with the applicable laws of each Optionee’s nationality state and with the terms and conditions set forth in its respective Option Agreement (as defined below) as prescribed by the Committee (as defined below).

2.5	For the purposes of the Plan, the following terms shall have the following meanings:

“3(i) Option” means an Option granted under the terms of Section 3(i) of the Ordinance to persons which do not qualify as “Employees” under the provisions of Section 102.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

“102(b) Track Election” means the right of the Company to prefer either the “Capital Track” (as set under Section 102(b)(2)), or the “Ordinary Income Track” (as set under Section 102(b)(1)), but subject to the provisions of Section 102(g) of the Ordinance.

“102(b) Option” means an Option intended to qualify, under the provisions of Section 102(b) of the Ordinance (including the Section 102(b) Choice of Track), as either:

(i)	“102(b)(2) Option” for the special tax treatments under the “Capital Track”, or

(ii)	“102(b)(1) Option” for the special tax treatments under the “Ordinary Income Track”.

“Controlling Person” shall have the meaning ascribed to such definition under Section 102 to the Ordinance, as may be amended from time to time.

“Employee” or "employee" for the purposes of Section 102 to the Ordinance shall include an officer of a company, but excluding a Controlling Person, as such definition may be amended from time to time under the Ordinance.

“Other 102 Option” means an Option granted under the terms of Section 102 of the Ordinance, excluding Section 102(b) Options.

“Related Entity” means, with respect to the Company, (i) any entity which is a Controlling Person of the Company, or (ii) any entity for which the Company is a Controlling Person, or (iii) any entity that is controlled by the same Controlling Person of the Company and such entity.

“Rights” means rights issued or distributed in respect of Shares issued pursuant to exercise of Options hereunder, including bonus shares but excluding cash dividends.

All options granted hereunder, whether together or separately, shall be hereinafter referred to as “Options”.

3.	ADMINISTRATION OF THE OPTION PLAN

3.1	The Board or a compensation committee appointed and maintained by the Board for such purpose (the “Committee”) shall have the power to administer the Option Plan. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever, and shall also have any authority granted to the Committee hereunder.

3.2	The Committee shall consist of such number of members (not less than two (2) in number) as may be fixed by the Board. Subject to the provisions of the Company’s Articles of Association, the Board shall appoint the members of the Committee, and may, from time to time, remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. Subject to the provisions of the Company’s Articles of Association, the Committee shall select one of its members as its chairman (the “Chairman”) and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.3	Subject to applicable laws, any member of such Committee shall be eligible to receive Options under the Option Plan while serving on the Committee, unless otherwise specified herein.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

3.4	Subject to the provisions of applicable law and the Company’s Articles of Association, the Board or the Committee shall have full power and authority to (i) designate participants in the Option Plan; (ii) determine the terms and provisions of respective Option agreements (which need not be identical) including, but not limited to, the number of Shares to be covered by each Option, provisions concerning the time or times when, and the extent to which, the Options may be exercised and the nature and duration of restrictions as to transferability, vesting or other terms and conditions of the Option; (iii) accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) determine the Fair Market Value of the Shares pursuant to Section 7.1 below; (v) designate Options as 102(b)(1) Options, as 102(b)(2) Options, as Other 102 Options, as 3(i) Options, as ISOs or as NQSO; (vi) interpret the provisions and supervise the administration of the Option Plan; (vii) amend the Option Plan from time to time in order to qualify for tax benefits applicable under U.S. and Israel laws; (viii) make a 102(b) Track Election (subject to the limitations set under Section 102(g) to the Ordinance); and (ix) determine any other matter which is necessary or desirable for, or incidental to administration of the Option Plan. In determining the number of Shares covered by the Options to be granted to each recipient, the Board or the Committee may consider, among other things, the nature of services provided by the recipient, the recipient’s salary and/or duration of his service or employment by the Company.

3.5	Subject to the provisions of the Articles of Association of the Company, all decisions and selections made by the Board or the Committee pursuant to the provisions of the Option Plan shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by all of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

3.6	The interpretation and construction by the Committee of any provision of the Option Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

3.7	Subject to the provisions of applicable law and the Company’s Articles of Association, each member of the Board or the Committee may be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Option Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law, and in such amounts and subject to such conditions, as may be decided by the Company's Board. Such indemnification, if applicable, shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

4.	DESIGNATION OF PARTICIPANTS

4.1	The persons eligible for participation in the Option Plan as recipients of Options shall include any employees (including officers), directors and consultants of the Company or of any Related Entity of the Company, provided, however, that following an IPO (as defined below) a non-Israeli consultant shall not be eligible to receive ISOs or NQSO hereunder unless such consultant is a natural person, renders bona fide services to the Company or any Related Entity, and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. The grant of an Option hereunder shall neither entitle the recipient thereof to participate nor disqualify him from participating in, any other grant of Options pursuant to this Option Plan or any other option or Share plan of the Company or any of its affiliates. Notwithstanding any provisions to the contrary herein, no ISO shall be granted to any individual otherwise eligible to participate in the Option Plan who is not an employee of the Company or a “subsidiary” of the Company, within the meaning of Section 424(f) of the Code, on the date of granting of such ISO. No 102 Options shall be granted to any individual who is not an employee of the Company or of a Related Entity of the Company, or who otherwise would not qualify as an "employee" under Section 102(a) to the Ordinance.

4.2	To the extent applicable and anything in the Option Plan to the contrary notwithstanding, all grants of Options to directors and office holders (“Nosei Misra” - as such term is defined in the Israeli Companies Law, 5759-1999 (the “Companies Law”)) shall be authorized and implemented only in accordance with the provisions of the Companies Law, as in effect from time to time.

5.	TRUSTEE

5.1	The 102(b) Options which shall be granted to Optionees and/or any Shares issued upon exercise of such Options and/or any other Shares received subsequently following any realization of rights resulting from a 102(b) Option or Rights resulting from Shares issued upon exercise of a 102(b) Option, shall be issued to a Trustee nominated by the Board and approved in accordance with the provisions of Section 102 of the Ordinance (the “Trustee”). The Board shall determine and approve the terms of engagement of the Trustee, and shall be authorized to designate from time to time a new Trustee and replace either of them at its sole discretion, and in the event of replacement of any existing Trustee, to instruct the transfer of all Options and Shares held by such Trustee at such time to its successor. The 102(b) Options and/or any Shares issued upon exercise of such Options will be held by the Trustee for the benefit of the Optionees for a period of not less than the minimum period permitted by applicable law without disqualifying such 102(b) Options from treatment under Section 102(b) of the Ordinance. The Trustee will hold such Options or Shares resulting from the exercise thereof in accordance with the provisions of the Ordinance and the Rules promulgated thereunder, the trust agreement and any other instructions the Board may issue to him/it from time to time (so long as they do not contradict the Ordinance and the Rules promulgated thereunder). Thereafter, the Trustee will transfer the Options or the Shares, as the case may be, to the Optionees upon his/her demand, subject to any deduction or withholding required under the Ordinance, the Rules or any other applicable law.

5.2	Anything to the contrary notwithstanding, the Trustee shall not release any Options which were not already exercised into Shares by the Optionee or release any Shares issued upon exercise of such Options prior to the full payment of the Optionee’s tax liabilities arising from such Options which were granted to him and/or any Shares issued upon exercise of such Options.

5.3	Upon receipt of an Option, the Optionee will sign an Option Agreement or an applicable option award which shall be deemed as Optionee’s undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Option Plan, or any Option or Share granted to him thereunder.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

5.4	Subject to applicable law, the Board shall be entitled to revise, amend or replace the terms of the trust agreement with the Trustee, to the extent that same (i) does not adversely affect any rights of Optionee under any valid and outstanding Option, which are expressly provided for in the respective Option Agreement with such Optionee, or (ii) is necessary or desirable in the light of any change or replacement of Section 102 of the Ordinance.

5.5	Any and all Rights resulting from the 102(b) Options and/or any Shares issued upon exercise of such Options and/or any other Shares received subsequently following any realization of rights resulting from a 102(b) Option, shall be issued or distributed, as the case may be, to the Trustee and held thereby. Such Rights will not be sold or transferred until the lapse of the minimum period permitted by applicable law, and such Rights shall be subject to the taxation track which is applicable to such Shares issued pursuant to the exercise of Options hereunder. Notwithstanding the aforesaid, Shares issued pursuant to the exercise of 102(b) Options hereunder or Rights resulting from such 102(b) Options may be sold or transferred, and the Trustee may release such Shares issued pursuant to the exercise of Options hereunder (or the applicable option award) or Rights from trust, prior to the lapse of the minimum period permitted by applicable law, provided however, that tax is paid or withheld in accordance with Section 102 of the Ordinance and/or Section 7 of the Rules, and/or any other provision in any other section of the Ordinance and any regulation, ruling, procedure and clarification promulgated thereunder, that will be relevant, from time to time.

6.	SHARES RESERVED FOR THE OPTION PLAN; RESTRICTION THEREON

6.1	Subject to adjustments as set forth in Section 8 below, a total of 940,000 authorized but unissued Ordinary Shares, par value NIS 0.01 per share of the share capital of the Company (the “Shares”) shall be reserved for and subject to the Option Plan. Notwithstanding the aforesaid, in the event that any outstanding options to purchase Ordinary Shares of the Company granted hereunder shall for any reason expire or be canceled prior to its exercise or relinquishment in full, such number of expired or terminated options shall automatically increase the number of Shares available for allocation hereunder, and such increase shall not be deemed as amendment to this Plan. The Shares shall bear such rights and restrictions as set forth under the Company’s Articles of Association, as currently in effect and as may from time to time be amended or replaced in accordance with the Companies Law, without the consent of any Optionee (notwithstanding anything else here to the contrary). Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the Option Plan shall cease to be reserved for the purpose of the Option Plan, but until termination of the Option Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Option Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subjected to an Option under the Option Plan.

6.2	Each Option granted pursuant to the Option Plan, shall be evidenced by a written agreement or an award between the Company and the Optionee (the “Option Agreement”), in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state a number of the Shares to which the Option relates and the type of Option granted thereunder (whether a 102(b)(1) Option, 102(b)(2) Option, Other 102 Option, a 3(i) Option, an ISO or an NQSO), the purchase price per Share and the vesting schedule to which such Option shall become exercisable. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined as of the date an ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under the Plan and any other “incentive stock option” plans of the Company, any “subsidiary” of the Company within the meaning of Section 424(f) of the Code, and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code) shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time); provided, however, that if the exercisability or vesting of an ISO is accelerated as permitted under the provisions of this Plan and such acceleration would result in a violation of the limit imposed by this Section 6.2, such acceleration shall be of full force and effect but the number of Shares that exceed such limit shall be treated as having been granted pursuant to a NQSO; and provided, further, that the limits imposed by this Section 6.2 shall be applied to all outstanding ISOs (under the Plan and any other “incentive stock option” plans of the Company, any “subsidiary” of the Company within the meaning of Section 424(f) of the Code, and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code) in chronological order according to the dates of grant. In the event an Optionee receives an Option intended to be an Incentive Stock Option which is subsequently determined not to comply with the requirements of the Code for Incentive Stock Options, the Option shall be amended, if necessary, in accordance with the Code and applicable Treasury Regulations and rulings to preserve, as the first priority, to the maximum possible extent, the status of the Option as an ISO (as defined in the Code) and to preserve, to the maximum possible extent, the number of Shares subject to the Option. Options may be granted at any time after this Option Plan has been approved by the Company, subject to any further approval or consent required under Section 102 of the Ordinance or the Rules, in case of 102(b) Options, or of the U.S. Treasury, in case of ISOs and other applicable law.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

6.3	Each Option Agreement evidencing 102(b) Options shall include (i) an approval and acknowledgment by the Optionee of the agreement of the Company with the Trustee (as may be amended from time to time), (ii) a declaration that the Optionee is familiar with the provisions of Section 102 and the “Capital Track” (if applicable) and (iii) an undertaking not to sell or transfer the Options and/or the Shares issued pursuant to the exercise of Options prior to the lapse of the period in which the Options and/or such Shares are held in trust, unless the Optionee pays all taxes, which may arise in connection with such sale and/or transfer (as provided in Section 5.5 above).

6.4	By executing an Option Agreement, the Optionee approves and acknowledges, and each Option Agreement may include an approval and acknowledgement by an Optionee, that the grant of Options, constitutes inter alia, without derogating from other benefits or remuneration, adequate consideration for 'service inventions' ('hamtzaat sherut', as such term in defined under Section 132 of the Israeli Patents Law, 5727-1967) for the purposes of Section 134 thereof, to the extent applicable.

7.	PURCHASE PRICE

7.1	The purchase price of each Share subject to a new Option to be granted or any portion thereof shall be determined by the Board or the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. The purchase price per Share covered by each ISO shall be not less than the Fair Market Value of the Company's shares on the date the Option is granted; provided, however, that no ISO shall be granted to an individual otherwise eligible to participate in the Option Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, any “subsidiary” of the Company within the meaning of Section 424(f) of the Code, or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, unless, at the time such ISO is granted, the exercise price per Share subject to the Option is at least 110% of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant. For purposes of the foregoing, if the Company's shares are publicly traded on the Over-the-Counter Market or a recognized share exchange on the date the Option is granted, "Fair Market Value" shall mean, for any particular date, the last sale price of a Company's share on the applicable share exchange or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of a Company's share as reported for such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date. In the event that the Company's shares are not publicly traded on a share exchange, the Fair Market Value of a Share shall be determined in good faith by the Board or the Committee. Notwithstanding the preceding provision to the contrary, solely with respect to Shares granted pursuant to an ISO under the Option Plan, Fair Market Value shall be determined in accordance with Section 422(c)(7) of the Code.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

7.2	Unless otherwise specifically set forth under the Option Agreement, the purchase price shall be payable upon the exercise of the Option in a form satisfactory to the Board or the Committee, including without limitation, by cash, cheque, or wire transfer.

8.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the Option Plan shall be adjusted as hereafter provided:

8.1	If the Company is separated, reorganized, merged, acquired or consolidated with or into another corporation while Options which were not yet vested remain outstanding under the Option Plan, then, subject to any applicable law, the Board may resolve (in its sole discretion), that the vesting period defined in each Optionee’s Option Agreement shall be accelerated so that any unvested Option shall be immediately vested in full prior to the effective date of such transaction (or any other date as shall be resolved by the Board).

8.2	If the outstanding shares of the Company shall at anytime be changed or exchanged by declaration of a share dividend, share split, combination or exchange of shares, recapitalization, or any other like event of the Company, then in such event only and as often as the same shall occur, the number, class and kind of shares (including Shares issuable pursuant to the Option Plan, as set forth in Section 6 hereof, in respect of which Options have not yet been exercised) subject to this Option Plan or subject to any Options therefore granted, and the purchase prices of the Options, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate purchase price of the Options.

8.3	Anything herein to the contrary notwithstanding, if prior to the completion of an initial public offering of the Company’s securities pursuant to which the securities of the Company are listed for trade in any Over-The-Counter Market or recognized stock exchange or otherwise registered under the United States Securities Act of 1933 or the United States Securities Exchange Act of 1934 (“IPO”), all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like, the shares of the Company, or any class thereof, are to be exchanged for securities of another Company, then in such event, each Optionee shall be obliged to sell, assign or exchange (in accordance with the value of his/her Shares pursuant to such transaction), as the case may be, the Shares such Optionee purchased under the Option Plan and any Options or portion to the extent then vested and exercisable, in accordance with any instructions then to be issued by the Board whose determination shall be final, and which may authorize any officer of the Company to execute such instructions on behalf of the Optionee. For the avoidance of doubt, the Board or Committee may decide in its sole discretion that an Option cannot be exercised, and shall automatically expire, following each of the transactions specified in this Section 8.3 above, to the extent not vested at the effective date of such transaction. Each Optionee, upon executing an Option Agreement, shall be deemed to have authorized the Company and each of its officers and to have granted the Company and each of its officers an irrevocable power of attorney to execute in his/her behalf such instruments and documents mentioned in this Section 8.3, inter alia through the Proxy. The Company and its shareholders shall each be deemed as a third party beneficiary of this paragraph 8.3 with rights to enforce same against the Optionee.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

8.4	Notwithstanding the foregoing adjustments, any changes to ISOs pursuant to this Section 8 shall, unless the Company determines otherwise, only be effective to the extent such adjustments or changes do not cause a “modification” (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

8.5	Notwithstanding the foregoing adjustments, any changes to NQSOs pursuant to this Section 8 shall, unless the Company determines otherwise, only be effective to the extent such adjustments or changes do not cause a “modification” (within the meaning of Section 409A of the Code) of such NQSOs or adversely affect the tax status of such NQSOs.

9.	TERM AND EXERCISE OF OPTIONS

9.1	Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company and the Trustee, which exercise shall be effective upon receipt of such notice by the Company at its principal office and the applicable payment of the exercise price of the exercised options. The notice shall specify the number of Shares with respect to which the Option is being exercised.

9.2	Vesting of Options may be time-based or performance-based, in the discretion of the Committee or the Board. Unless otherwise prescribed by the Committee or the Board and specified in the Option Agreement, an Option will not be exercisable before the first anniversary of the date of grant, with respect to the 33⅓% of the Shares subject to the Option, and with respect to the remaining 66⅔% of the Shares subject to the Options, on a quarterly basis, such that 8⅓% of such Options shall become vested upon the lapse of each quarter (3-month period) after the first anniversary of the date of grant, respectively. The Board shall have the exclusive authority to accelerate the periods for exercising an Option.

9.3	Subject to the provisions of Section 9.7 below, no option shall be exercisable after the expiration of ten (10) years from the "Date of Grant" (i.e., the date on which such Optionee was issued the applicable Option Agreement), or in the event of grant of ISOs, five years from the Date of Grant in the case of an Option held by an Optionee who holds more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of the shares of any “subsidiary” of the Company within the meaning of Section 424(f) of the Code or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code (the “Expiration Date”); and then such Options, or such unexercised part thereof, as the case may be, shall terminate and all interests and rights of the Optionee thereunder shall automatically and conclusively expire.

9.4	Options granted under the Option Plan shall not be transferable by Optionees other than by will or laws of descent and distribution and during an Optionee's lifetime shall be exercisable only by that Optionee.

9.5	The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 9.7 below and unless the Board or Committee resolves otherwise, the Optionee is an employee of the Company or any of its Related Entities or continuing to provide services to such entities, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

9.6	Subject to the provisions of Section 9.7 below, in the event of termination of Optionee’s employment with the Company or any of its Related Entities, or if applicable, the termination of services given by the Optionee to the Company or any of its Related Entities, all Options granted to him will immediately expire. Unless otherwise determined by the Board, a notice of termination of employment or services shall be deemed to constitute termination of employment or services.

9.7	Notwithstanding anything to the contrary in Section 9.6 above and subject to the provisions of Section 9.8 below, and unless otherwise prescribed by the Committee or the Board and specified in the Option Agreement, an Option may be exercised after the date of termination of Optionee's service or employment with the Company or any Related Entity of the Company only with respect to the number of Options already vested and unexpired at the time of such termination according to the vesting and expiration periods of the Options set forth in this Option Plan, or under a different period prescribed by the Committee or by the Board and specified in Optionee’s Option Agreement, provided however, that;

9.7.1.	such termination is without Cause (as defined below) in which case the Options shall be exercisable within not more than 90 days from the effective date of such termination; or

9.7.2.	such termination is the result of death or disability of the Optionee, in which case the Options shall be exercisable within 12 months.

The term "Cause" shall mean: (i) conviction of any felony involving moral turpitude or affecting the Company or the Related Entities; (ii) any continuing refusal to carry out a reasonable directive of the CEO or the Board which involves the business of the Company or its Related Entities and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its Related Entities; (iv) any breach of the Optionee's fiduciary duties or duties of care of the Company or any Related Entity; including, without limitations, disclosure of confidential information of such entity; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board of Directors to be materially detrimental to the Company or any Related Entity.

9.8	Anything to the contrary contained herein or in the Company’s Articles notwithstanding, and subject to applicable law, if the Optionee’s employment or services is terminated for Cause or fraud, breach of loyalty, theft or other malicious behavior against the Company (or any Related Entity thereof), then such Optionee shall be deemed to have irrevocably offered to the other shareholders of the Company entitled to a right of first refusal under the Company's Articles of Association (and in any event, other than employees or other persons who purchased Shares pursuant to the exercise of Options granted under this Option Plan or any prior or subsequent incentive plan of the Company) to purchase all the Shares and other securities issued in respect thereof in consideration for the lesser of (i) the purchase price (determined in accordance with Section 7 of this Option Plan) paid by such Optionee for such Shares and other securities and (ii) the Fair Market Value of such Shares and other securities, pro rata to their respective holdings of the Company’s issued and outstanding shares. Such Shares and other securities shall be sold and transferred as aforesaid within 30 days from the date of such termination of employment. If the Optionee fails to transfer his/her Shares and other securities to the shareholders of the Company who accepted the foregoing offer to purchase such Shares and other securities as aforesaid due to the Optionee's act and/or omission, the Company, at the decision of the Board, shall be entitled to forfeit his/her Shares and to authorize any person to execute on behalf of the Optionee any instrument or document necessary to effect such transfer and to make the appropriate inscription in the Company’s register of members. Each Optionee, upon executing an Option Agreement, shall be deemed to have authorized the Company and each of its officers and to have granted the Company and each of its officers, inter alia through the Proxy, an irrevocable power of attorney to execute in his/her behalf such instruments and documents. The Company and its shareholders shall each be deemed as a third party beneficiary of this paragraph with rights to enforce same against the Optionee. It is hereby clarified that notwithstanding anything to the contrary specified herein, in the event of the purchase of the Optionee's securities following the occurrence of the circumstances specified in this Section 9.8, the special tax treatment and incentives pursuant to the Ordinance and the Rules and regulations promulgated thereunder (including the special tax treatment under Section 102(b) of the Ordinance) may not apply.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

9.9	(a) The holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until, following exercise, registration of the Optionee as holder of such Shares in the Company’s register of members, but in case of Options and Shares held by the Trustee, subject always to the provisions of Section 5 of the Option Plan.

(b)           Notwithstanding the foregoing, until completion of the IPO, no Shares will be issued upon an exercise of any Option unless and until the Optionee shall have executed and delivered a proxy in the form of Exhibit A hereto, or such other form as the Board or the Committee may designate from time to time, to a person designated by the Board or the Committee, pursuant to which the Optionee shall authorize and empower such person to vote such Shares and exercise or waive any and all rights thereunder, and to authorize a sale or exchange in accordance with the provisions of the Plan, pursuant to the instructions of the Board or the Committee (the "Proxy"). Such person shall have no liability to any Optionee, and each Optionee upon acceptance of an Option shall be deemed to have waived any right or claim against such person and release such person from any liability, if any, to such Optionee, for any loss or damage of any kind which may occur to such Optionee as a result of any act or omission of such person in his capacity as proxy, and to the extent that the Optionee may have any such right or claim, he shall look solely for the Company for any remedy that may be available to him by virtue of such right or claim.

(c)           Notwithstanding the foregoing no Shares will be issued upon an exercise of any Option unless and until the Optionee shall have executed and delivered to the Company any document or instrument required in accordance with the Articles of Association of the Company, any shareholders agreement of the Company or applicable law.

9.10	Any form of Option Agreement authorized pursuant to this Option Plan may contain such other provisions as the Board may, from time to time, deem advisable. Without limiting the foregoing, the Board may, with the consent of the Optionee, from time to time, cancel all or any portion of any Option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares at the date of such cancellation subject to the portion of the Option so canceled over the aggregate purchase price of such Shares, (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Board in its sole discretion.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

10.	PURCHASE FOR INVESTMENT

10.1	The Company’s obligation to issue Shares upon exercise of an Option granted under the Plan is expressly conditioned if so required under the applicable law, as supported by the opinion of the Company’s counsel, upon the following terms: (a) the Company’s completion of any registration or other qualifications of such Shares under any state and/or federal law, rulings or regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto, (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable requirements of State and federal laws and regulatory agencies, and (iii) any other legend deemed reasonably necessary or appropriate by the Company.

10.2	As a further condition to the grant of any Option or the issuance of Shares to an Optionee, each Optionee agrees that in the event the Company advises Optionee that it plans an underwritten public offering of any of its shares of capital stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) for such offering seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the Shares underlying Options, Optionee will not, for a period not to exceed 180 days from the date of the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Option granted to Optionee pursuant to the Plan or any of the underlying Shares without the prior written consent of the underwriter(s) or its representative(s).

11.	DIVIDENDS

11.1	With respect to all Shares (in contrary to Options not exercised into Shares) issued upon the exercise of Options purchased by the Optionee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends.

11.2	During the period in which Shares, issued to the Trustee on behalf of an Optionee upon exercise of a 102(b) Option, are held by the Trustee, the cash dividends paid with respect thereto shall be paid directly to the Optionee (through the Trustee, who shall be responsible for deduction of applicable tax); all subject to the provisions of applicable law and Section 5.2 above.

12.	ASSIGNABILITY AND SALE OF OPTIONS

12.1	No Option, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

12.2	As long as Shares are held by the Trustee in favor of the Optionee, then all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

13.	TERM OF THE OPTION PLAN

The Plan shall become effective on the date that it is adopted by the Board. Subject to Section 14 below the Option Plan shall terminate at the end of 10 years from such day of adoption provided, however, that Options theretofore issued under an applicable Option Agreement may extend beyond such date in accordance with their terms. No ISOs will be granted unless the Option Plan shall have been approved by the shareholders of the Company within 12 months after this Plan is adopted by the Board of Directors of the Company.

14.	AMENDMENTS OR TERMINATION

14.1	The Board may, at any time and from time to time, amend, alter or discontinue the Option Plan, except that no amendment or alteration shall be made which would impair the rights of the holder of any Option granted, if and to the extent such rights are specifically set forth under the applicable Option Agreement, without such Optionee's consent.

14.2	The following changes to the Option Plan shall be made subject to the approval of the shareholders of the Company, if such approval is required and necessary to satisfy (i) with regard to ISOs, any requirements under the Code relating to ISOs, or (ii) any applicable law, regulation or rule:

(a)	except as is provided in Section 8, increase the maximum number of Shares which may be sold or awarded under the Option Plan;

(b)	except as is provided in Section 8, decrease the minimum Option exercise price requirements under the Option Plan;

(c)	change the class of persons eligible to receive Options under the Plan; or

(d)	extend the duration of the Plan under Section 13 or the period during which ISOs may be exercised under Section 9.

14.3	Notwithstanding any provision of this Option Plan to the contrary, the Company (and the Optionee) intends that this Option Plan shall satisfy the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("Code Section 409A") in a manner that will preclude the imposition of penalties described in Code Section 409A. The Company shall have the right to amend the Option Plan to the extent necessary to comply with Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

15.	GOVERNMENT REGULATIONS

Subject to Section 17 below, the Option Plan, the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

16.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the Option Plan nor the Option Agreement with the Optionee shall impose any obligation on the Company or a Related Entity thereof, to continue any Optionee in its employ, or the hiring by the Company of the Optionee’s services and nothing in the Option Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or a Related Entity thereof or restrict the right of the Company or a Related Entity thereof to terminate such employment or service hiring at any time.

17.	GOVERNING LAW & JURISDICTION

This Option Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Option Plan.

18.	TAX CONSEQUENCES

18.1	To the extent permitted by applicable law, any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, the Trustee or the Optionee) hereunder shall be borne solely by the Optionee. The Company and/or the Trustee (where applicable) shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee (where applicable) and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

18.2	The Board, the Committee and/or the Trustee shall not be required to release any Share certificate issued upon exercise of a 102 Option and/or a 3(i) Option to an Optionee until all required payments have been fully made.

18.3	If the Option is intended to qualify as an ISO, then if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any Share issued to the Optionee pursuant to his exercise of the Option within the two-year period commencing on the Date of Grant or within the one-year period commencing on the date after the date of transfer of such Share to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days after such disposition, notify the Company thereof, by delivery of a written notice to the Secretary of the Company, and immediately deliver to the Company the amount of all applicable withholding taxes and any other information as may be prescribed by the Committee or the Company.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

19.	SPECIAL PROVISIONS FOR OPTION PLAN PARTICIPANTS WHO ARE ISRAELI RESIDENTS

19.1	This Section 19 shall apply only to Optionees who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for the payment of tax.

19.2	Notwithstanding anything herein to the contrary, the Option Plan shall be governed by the provisions of the Ordinance, the rules promulgated thereunder, and any other applicable Israeli laws with respect to service providers or employees who are Israeli residents.

19.3	Following the grant of Options under the Option Plan and in any case in which the Optionee shall stop being considered as an “Israeli Resident”, as defined in the Ordinance, the Company may, if and to the extent the Ordinance and/or the rules promulgated thereunder shall impose such obligation on the Company, to withhold all applicable taxes from the Optionee, to remit the amount withheld to the appropriate Israeli tax authorities and to report to such Optionee the amount so withheld and paid to said tax authorities.

20.	NON-EXCLUSIVITY OF THE OPTION PLAN

The adoption of the Option Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the Option Plan, and such arrangements may be either applicable generally or only in specific cases.

21.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the Option Plan at the same time, or at any other time. The Committee or the Board may also grant more than one Option to a given Optionee during the term of the Option Plan, in addition to one or more Options previously granted to that Optionee.

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

Exhibit A

IRREVOCABLE PROXY

Advanced Inhalation Therapies (AIT) Ltd.

7 Imbar St., P.O Box # 3542

Petah Tiqwa 49511 Israel

The undersigned hereby appoints the Chairman of the Board of Directors or his substitute, or any other officer designated for the purpose of this Irrevocable Proxy by the Board of Directors, as proxy of the undersigned, with full power of substitution, to (i) vote all of the shares of Advanced Inhalation Therapies (AIT) Ltd. (the "Company"), which the undersigned may be entitled to vote at any General Meeting or Class Meeting of Shareholders of the Company, granted under the Company’s 2013 Share Option Plan (the "Plan"), and to execute any resolutions or consents in lieu of meetings, to the extent undersigned is entitled to any of the foregoing voting rights, and (ii) to waive or exercise, on the undersigned’s behalf, any and all rights or privileges conferred upon the undersigned by virtue or in respect of any such shares owned beneficially or of record by the undersigned, and (iii) to execute on behalf of the undersigned any documents and instruments related to any sale or exchange of any such shares to the extent such sale or exchange is made in accordance with the provisions of the Plan.

Subject to the approval of the Company’s Board of Directors, this Irrevocable Proxy may be assigned by the original proxy or any of his assignees to any other person(s) approved by the Board of Directors.

This Irrevocable Proxy is granted by the undersigned pursuant to the provisions of the Company’s 2013 Share Option Plan and is intended to secure the rights and interests of third parties, including the Company and certain of its other shareholders, and accordingly is coupled with interest and irrevocable.

I hereby acknowledge that I have read and understood the provisions of the Plan, including without limitations, the provisions of Section 9.9 of the Plan, and fully agree therewith.

This Irrevocable Proxy will terminate automatically upon completion of the Company’s IPO (as defined in the Plan).

Date: ___________

Very truly yours,

____________________
(Optionee)

Advanced Inhalation Therapies (AIT) Ltd. – 2013 Option Plan

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